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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 9, 2003

                                 STRATASYS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13400                 36-3658792
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

     14950 MARTIN DRIVE, EDEN PRAIRIE, MINNESOTA                    55344
      (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (952) 937-3000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS.

         On September 9, 2003, Stratasys, Inc. announced that it has entered into a North American Distributor Agreement with Objet Geometries, Ltd. Under the Distributor Agreement, Stratasys will act as the exclusive distributor in the United States, Canada, and Mexico of Objet's Eden 333 rapid prototyping system and related parts and consumable materials; Stratasys also has the right to exclusively distribute certain other rapid prototyping systems that Objet may develop in the future. During the term of the Distributor Agreement, Stratasys will also exclusively maintain and service all Eden 333 RP systems installed in North America. The Distributor Agreement has a three-year term and will be extended annually thereafter if Stratasys achieves certain sales goals. The press release announcing the Distributor Agreement and describing the Eden 333 RP system is attached as an exhibit to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         99.1     Stratasys, Inc. Press Release, issued September 9, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     STRATASYS, INC.
                                     (Registrant)


Date: September 9, 2003              By: /s/ Thomas W. Stenoien
                                         ---------------------------------
                                         Thomas W. Stenoien
                                         Executive Vice President and
                                         Chief Financial Officer



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